Exhibit 99.1

Ocugen Provides Business Update with Second Quarter 2026 Financial Results

Conference Call and Webcast Today at 8:30 a.m. ET

•	Received U.S. Food and Drug Administration (FDA) clearance to initiate OCU410 Phase 3 trial for geographic atrophy (GA), secondary to dry age-related macular degeneration (AMD); on track to initiate Phase 3 this quarter

•	Granted Regenerative Medicine Advanced Therapy (RMAT) designation by FDA for OCU410, enabling eligibility for priority review and accelerated approval

•	Signed a binding term sheet with Roots Pharmaceutical, and its strategic partner Al-Dhow International Holding, to negotiate an exclusive license for OCU400 in retinitis pigmentosa (RP) across the Middle East and North Africa (MENA) region

•	Successfully completed OCU400 Process Performance Qualification (PPQ) batches, supporting Biologics License Application (BLA) and commercial launch supplies

•	Closed $130.0 million convertible senior notes financing, extending cash runway into 2028

•	Remain on track to announce top-line results for two late-stage clinical programs, OCU400 for RP and OCU410ST for Stargardt disease in 1Q 2027 and 2Q 2027, respectively

•	Strengthened leadership team with the appointments of Mohamed Genead, M.D., M.Sc., as Chief Medical Officer and Chris Clark as Head of Corporate Communications

MALVERN, Pa., August 6, 2026 (GLOBE NEWSWIRE) -- Ocugen, Inc. (“Ocugen” or the “Company”) (NASDAQ: OCGN), a pioneering biotechnology leader in gene therapies for blindness diseases, today reported second quarter 2026 financial results along with a general business update.

“The second quarter of 2026 marked a pivotal inflection point for Ocugen. We closed $130 million convertible senior notes financing, extending our cash runway into 2028, and signed a binding term sheet for exclusive license of OCU400 in retinitis pigmentosa across the Middle East and North Africa region,” said Dr. Shankar Musunuri, Chairman, Chief Executive Officer, and Co-Founder of Ocugen. “Ocugen is a leading gene therapy company, focused on vision loss diseases with significant unmet medical needs, with multiple catalysts through 2028 across three distinct retinal disease indications. As we advance toward key data milestones in the first half of 2027, we remain focused on creating long-term value for our patients and shareholders.”

Unlike traditional gene therapies that correct a single mutation, Ocugen's modifier gene therapy platform targets master regulatory genes that control multiple gene networks of biological pathways, supporting a gene-agnostic approach applicable across a broad range of genetic mutations, as well as diseases with complex pathways such as dry AMD. This allows the Company to address large, underserved patient populations rather than narrow single-gene subsets. This platform underpins each of Ocugen's three late-stage programs, which advanced meaningfully during the quarter.

Clinical Program Updates

OCU410 (GA)

•	Received FDA clearance for the Phase 3 registrational trial (ArMaDa3) for GA secondary to dry age-related macular degeneration, anchored by positive 12-month Phase 2 ArMaDa data (statistically significant 31% reduction in GA lesion growth versus control [patient population: lesion size ≥2.5 mm2 and ≤17.5 mm2], p<0.05, at the optimal dose planned for Phase 3)

•	Planned combined global Phase 3 trial of approximately 237 subjects powered at 95% for primary end point on track to initiate this quarter, with BLA and MAA filings targeted for 2028

•	Granted Regenerative Medicine Advanced Therapy RMAT designation by FDA, enabling eligibility for priority review and accelerated approval

•	GA affects approximately 2 to 3 million people in the U.S. and Europe

OCU410ST (Stargardt disease)

•	Completed enrollment and dosing of 63 subjects ahead of schedule, in less than nine months, in the pivotal Phase 2/3 GARDian3 trial evaluating OCU410ST in patients with all mutations of Stargardt disease

•	Topline results anticipated in the second quarter of 2027, with a BLA submission to follow mid-2027

•	Holds Orphan Drug and Rare Pediatric Disease Designations from the FDA and Orphan Medicinal Product Designation and Advanced Therapy Medicinal Product classification from the EMA

•	Stargardt disease affects approximately 100,000 patients across the U.S. and Europe, with no approved therapies globally

OCU400 (RP)

•	Completed enrollment in liMeliGhT (N=140), the first and largest genetic medicine registrational trial for broad RP patients, spanning more than 30 genetic mutations

•	FDA feedback confirmed that the path to rolling BLA submission remains tied to topline data expected in the first quarter of 2027, and the company is advancing preparation accordingly, including successfully completing Process Performance Qualification (PPQ) batches

•	Approximately 300,000 people in the U.S. and Europe are living with RP

Corporate Updates

•	Closed the offering of $130.0 million aggregate principal amount of 6.75% Convertible Senior Notes due 2034, including the full exercise of the $15.0 million over-allotment option, for net proceeds of approximately $112.5 million

o	Approximately $32.7 million of net proceeds was used to fully retire the Avenue Capital loan, eliminating 12.25% interest-rate debt from the Company’s capital structure

o	The offering extends Ocugen’s cash runway into 2028

•	Signed a binding term sheet with Roots Pharmaceutical to negotiate an exclusive OCU400 license in the MENA region, with up to $255 million in sales milestones and a 22% royalty on net sales, as well as moderate upfront payment to Ocugen

•	Ocugen appointed two new members to its leadership team

o	Mohamed Genead, M.D., M.Sc., was named Chief Medical Officer on June 11, 2026. Dr. Genead is an ophthalmologist and retina specialist with more than 20 years of experience in ophthalmology and gene therapy, having previously served as Co-Founder and Chief Executive Officer of Aviceda Therapeutics and in senior leadership roles at GenSight Biologics, Biogen, and Allergan

o	Chris Clark was named Vice President, Corporate Communications on July 16, 2026. He has more than 20 years of communications and investor relations experience in the pharmaceutical and biopharmaceutical industries, having held leadership positions at Bausch + Lomb, Idorsia Pharmaceuticals, and Pfizer, as well as communications and investor relations roles at Novo Nordisk, Bristol Myers Squibb, Endo Pharmaceuticals, and Johnson & Johnson

Second Quarter 2026 Financial Results

•	The Company’s cash, cash equivalents, and restricted cash totaled $100.4 million as of June 30, 2026, compared to $32.2 million as of March 31, 2026.

•	The Company had 339.0 million shares of common stock outstanding as of June 30, 2026.

•	Total operating expenses for the three months ended June 30, 2026, were $17.9 million and included research and development expenses of $10.7 million and general and administrative expenses of $7.2 million, compared to total operating expenses for the three months ended June 30, 2025, of $15.2 million that included research and development expenses of $8.4 million and general and administrative expenses of $6.8 million.

•	Ocugen reported a $0.07 net loss per common share for the three months ended June 30, 2026, compared to a $0.05 net loss per common share for the three months ended June 30, 2025.

Conference Call and Webcast Details

Ocugen has scheduled a conference call and webcast for 8:30 a.m. ET today to discuss the financial results and recent business highlights. Ocugen’s senior management team will host the call, which will be open to all listeners. There will also be a question-and-answer session following the prepared remarks.

Attendees are invited to participate on the call using the following details:

Dial-in Numbers: (800) 715-9871 for U.S. callers and (646) 307-1963 for international callers
Conference ID: 2222566
Webcast: Available on the events section of the Ocugen investor site

A replay of the call and archived webcast will be available on the Ocugen investor site.

About Ocugen, Inc.

Ocugen, Inc. is a pioneering biotechnology company developing gene therapies for blindness diseases. The Company’s breakthrough modifier gene therapy platform has the potential to address significant unmet medical needs across large patient populations through a gene-agnostic approach. Unlike traditional gene therapies and gene-editing technologies that target a single gene mutation, Ocugen’s modifier gene therapies are designed to address the underlying disease biology by restoring balance across multiple gene networks. The Company is currently advancing programs for inherited retinal diseases and other causes of blindness that affect millions worldwide, including retinitis pigmentosa, Stargardt disease, and geographic atrophy, an advanced form of dry age-related macular degeneration. Discover more at www.ocugen.com and follow us on LinkedIn and X.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, strategy, business plans and objectives for Ocugen’s clinical programs, plans and timelines for the preclinical and clinical development of Ocugen’s product candidates, including the therapeutic potential, clinical benefits and safety thereof, expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials, including the timing of enrollment and data readouts, the ability to initiate new clinical programs, Ocugen’s financial condition and expected cash runway into 2028, statements regarding qualitative assessments of available data, potential benefits, expectations for ongoing clinical trials, anticipated regulatory filings and anticipated development timelines, statements regarding potential market size and commercial possibilities of Ocugen’s product candidates, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations, including, but not limited to, the risks that preliminary, interim and top-line clinical trial results may not be indicative of, and may differ from, final clinical data; that unfavorable new clinical trial data may emerge in ongoing clinical trials or through further analyses of existing clinical trial data; that earlier non-clinical and clinical data and testing may not be predictive of the results or success of later clinical trials; and that clinical trial data are subject to differing interpretations and assessments, including by regulatory authorities. These and other risks and uncertainties are more fully described in our annual and periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.

Contacts:

Investors:
Candice Masse
astr partners
candice.masse@astrpartners.com

Media:
Chris Clark
chris.clark@ocugen.com

(Tables to follow)

OCUGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2026	Dec 31, 2025
Assets
Current assets
Cash	$100,051	$18,571
Prepaid expenses and other current assets	6,670	5,769
Total current assets	106,721	24,340
Property and equipment, net	13,347	14,392
Restricted cash	320	316
Other assets	3,818	4,468
Total assets	$124,206	$43,516
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,140	$6,202
Accrued expenses and other current liabilities	11,014	14,733
Operating lease obligations	839	858
Convertible notes	82,359	-
Derivative liability	33,708	-
Current portion of long-term debt	20	1,250
Total current liabilities	133,080	23,043
Non-current liabilities
Operating lease obligations, less current portion	3,039	3,494
Long term debt, net	1,729	27,542
Other non-current liabilities	2,914	1,603
Total non-current liabilities	7,682	32,639
Total liabilities	$140,762	$55,682

Stockholders' equity
Common stock	3,390	3,125
Treasury stock	(48)	(48)
Additional paid-in capital	432,010	392,763
Accumulated other comprehensive income	213	61
Accumulated deficit	(452,121)	(408,067)
Total stockholders' equity	(16,556)	(12,166)
Total liabilities and stockholders' equity	$124,206	$43,516

OCUGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Collaborative arrangement revenue	$1,488	$1,373	$3,022	$2,854
Total revenue	1,488	1,373	3,022	2,854
Operating expenses
Research and development	10,690	8,402	21,945	17,932
General and administrative	7,242	6,766	15,359	13,218
Total operating expenses	$17,932	$15,168	$37,304	$31,150
Loss from operations	(16,444)	(13,795)	(34,282)	(28,296)
Interest income	395	227	526	571
Interest expense	(4,476)	(1,285)	(5,796)	(2,543)
Loss on extinguishment of debt	(2,383)	-	(2,383)	-
Change in fair value of derivative liability	(1,891)	-	(1,891)	-
Other (expense) income, net	(78)	114	(228)	179
Total other (expense) income	$(8,433)	$(944)	$(9,772)	$(1,793)
Net loss	$(24,877)	$(14,739)	$(44,054)	$(30,089)
Other comprehensive income (loss)
Foreign currency translation adjustment	49	(28)	152	(36)
Comprehensive loss	$(24,828)	$(14,767)	$(43,902)	$(30,125)

Net loss attributable to common shareholders — basic and diluted	(24,877)	(14,739)	(44,054)	(30,089)
Weighted shares used in calculating net loss per common share — basic and diluted	338,679,856	292,067,192	333,142,618	292,032,072
Net loss per share attributable to common shareholders — basic and diluted	$(0.07)	$(0.05)	$(0.13)	$(0.10)